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                                                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this filing of Raytheon Company and Subsidiaries Consolidated on Form 8-K of our report dated January 20, 1997, except as to the information presented in note R for which the date is February 23, 1997 on our audits of the consolidated financial statements and financial statement schedule of Raytheon Company and Subsidiaries Consolidated.

                                          /s/ Coopers & Lybrand L.L.P.
Boston, Massachusetts

December 17, 1997